Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County Bancorp, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of County Bancorp, Inc. for the year ended December 31, 2019 of our report dated March 13, 2020 included in its Registration Statement on Form S-3 (no. 333-218100) and Forms S-8 (no. 333-213536 and 333-204483), relating to the financial statements and financial statement schedules for the year ended December 31, 2019 listed in the accompanying index.

 /s/ Plante & Moran, PLLC

Chicago, Illinois

March 13, 2020